As filed with the Securities and Exchange Commission on November 3, 1997
                                 Registration No.333-____________


                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549
                   __________________________
                            FORM S-3
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
          ____________________________________________
                      MID PENN BANCORP, INC.
    (Exact name of Registrant as specified in its charter)


       Pennsylvania                          23-1666413
       ------------                          ----------
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)           Identification No.)


                                     Eugene F. Shaffer, President
                                         Mid Penn Bancorp, Inc.
      349 Union Street                      349 Union Street
Millersburg, Pennsylvania 17061   Millersburg, Pennsylvania 17061
       (717) 692-2133                       (717) 692-2133
-------------------------------   ---------------------------------
(Address, including zip code,      (Name, address, including zip
   and telephone number,             code, and telephone number,
  including area code, of           including area code, of agent
  Registrant's principal                   for service)
    executive offices)


                        With Copies To:
                 Nicholas Bybel, Jr., Esquire
                  B. Tyler Lincoln, Esquire
                   SHUMAKER WILLIAMS, P.C.
                     Post Office Box 88
               Harrisburg, Pennsylvania 17108
                      (717) 763-1121

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are
being offered in connection with the formation of a holding
company and there is compliance with General Instruction G, check
the following box. [   ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act
Registration Statement number of the earlier effective
Registration Statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to
Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same
offering. [   ]

     If delivery of the Prospectus is expected to be made
pursuant to Rule 434, please check the following box. [   ]

                   CALCULATION OF REGISTRATION FEE
_________________________________________________________________
Title of Each Class          Amount           Proposed Maximum
 of Securities to            to be             Offering Price
   be Registered           Registered             Per Share
_________________________________________________________________
Common Stock par value
$1.00 per share              200,000             $ 26.00
_________________________________________________________________
Title of Each Class      Proposed Maximum          Amount of
 of Securities to           Aggregate             Registration
  be Registered         Offering Price <F1>           Fee
_________________________________________________________________
Common Stock par value      $ 5,200,000.00        $ 1,575.76
$1.00 per share
_________________________________________________________________

<F1> Estimated solely for the purpose of determining the
registration fee.  Calculated in accordance with Rule 457(c) and based upon the average of the bid and asked prices of the Common
Stock on October 30, 1997.
                      _______________________

PROSPECTUS
                      MID PENN BANCORP, INC.
                      ______________________

         AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN
                      ______________________

                      SHARES OF COMMON STOCK
                         PAR VALUE $1.00
                      ______________________

     The Amended and Restated Dividend Reinvestment (the "Plan") of Mid Penn Bancorp, Inc. (the "Corporation") provides holders of the Corporation's common shares with a convenient way to purchase additional shares of the Corporation's common stock, par value $1.00 per share (the "Common Stock"), by permitting participants in the Plan to have cash dividends on all of their shares automatically reinvested and by providing that each participating shareholder may voluntarily purchase additional shares of Common Stock of the Corporation with cash contributions to the Plan.

     Participation in the Plan is entirely voluntarily so that shareholders may join the Plan and terminate their participation in the Plan at any time.

     The Plan was originally adopted by the Corporation's shareholders on April 24, 1990, and was amended by resolution of the Board of Directors on June 26, 1996, and on September 24, 1997. Under the terms of the Plan, as amended on September 24, 1997, the Corporation is authorized to issue up to 200,000 shares of Common Stock (subject to adjustment for, among other things, stock dividends and stock splits) pursuant to the Plan.

     Dividends, if and when declared, will be reinvested under the terms of the Plan. Shareholders may participate in the Plan with respect to any or all of their shares of Common Stock, provided that each shareholder participates with respect to at least one share of Common Stock.

     Complete details of the Plan are provided in this Prospectus in an easy to understand question and answer format. You are encouraged to read it carefully. If you have any additional questions, please call Kevin W. Laudenslager at (717) 692-2133.

     We recommend that you retain this Prospectus for future reference.

     An investment in Common Stock held in a Plan account has the same market risks as an investment in Common Stock held in
certificate form.  Participants bear the risk of loss (and
receive benefit of gain) occurring by reason of fluctuations in the market price of the Common Stock held in the Plan account.
                    ______________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                    ______________________

          The date of this Prospectus is November 3, 1997.

                     AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Judicial Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C., as well as the following Regional Offices of the Commission: Chicago Regional Office, 219 South Dearborn Street, Chicago, IL 60604; and New York Regional Office, 26 Federal Plaza, New York, NY 10278. Copies of such materials may also be obtained from the Public Reference Section of the Commission at its Washington address, by mail at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC site is http://www.sec.gov.

     This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities to which this Prospectus relates in any jurisdiction to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither delivery of this Prospectus nor any sale of securities to which this Prospectus relates shall, under any circumstance, create any implication that there has been no change in the affairs or condition of the Corporation since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

               DOCUMENTS INCORPORATED BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the following documents filed by the Corporation with the Commission (File No. 0-20141):

     (a)  Annual Report on Form 10-K for the year ended December
          31, 1996;

     (b) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, and June 30, 1997;
          and

     (c) the description of the Company's Common Stock contained in the Corporation's Articles of Incorporation and By-laws and included in the Annual Report on Form 10-K for the year ended December 31, 1991.

     All reports filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Corporation will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the request of any such person, a copy of any or all of the documents referred to under "DOCUMENTS INCORPORATED BY REFERENCE" that have been incorporated in the Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Kevin W. Laudenslager, Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17601. Telephone requests may be directed to Mr. Laudenslager at (717) 692-2133.

                         THE CORPORATION

     The Corporation, a Pennsylvania business corporation, is a bank holding company registered with and supervised by the Board of Governors of the Federal Reserve System. The Corporation was formed in August, 1991, as the holding company for Mid Penn Bank (the "Bank"), the Registrants' subsidiary Pennsylvania chartered commercial bank. As used herein, the "Corporation" refers to Mid Penn Bancorp, Inc. and its subsidiaries.

     The Bank is a full-service commercial bank with trust powers and provides a wide range of banking and financial services to individuals and small to medium-sized businesses. The principal executive offices of the Corporation are located at 349 Union Street, Millersburg, Pennsylvania 17601.

                     AMENDMENT TO THE PLAN

     The Corporation's Board of Directors amended the Plan on September 24, 1997, to provide for registration of 200,000 shares of Common Stock issuable under the Plan. The amendment is effective after the filing of this Registration Statement.

                      EXPLANATION OF THE
      AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN

     The following, in a question and answer format, constitutes a summary description of the Mid Penn Bancorp, Inc. Amended and Restated Dividend Reinvestment Plan (the "Plan") a complete copy of which Plan document is filed as Exhibit 99.1 to the Registration Statement of which this Prospectus forms a part. Those holders of the Corporation's Common Stock who do not participate in the Plan will continue to receive cash dividends by check or advance of credit to their account, if and when declared.

1.   What is the purpose of the Plan?

     The Plan provides participating record holders ("Participants") of the Corporation's Common Stock with a convenient method of investing cash dividends payable upon their Common Stock and of making voluntary cash payments to purchase additional shares of Common Stock. To the extent that the additional shares are purchased directly from the Corporation under the Plan, the Corporation will receive additional funds for its general corporate purposes. (See "USE OF PROCEEDS".) Each Participant should recognize that neither the Corporation nor the Plan Administrator (See No. 3 below) can provide any assurance that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

2.   What are the advantages of the Plan?

     * Participants have cash dividends on all of the shares of Common Stock credited to their Plan Account and automatically reinvested in additional shares of Common Stock, purchased without payment of any service charges or brokerage commissions. The Plan also provides shareholders with the opportunity to make additional voluntary cash payments, within specified limits, to purchase additional shares of Common Stock, without the payment of any service charges or brokerage commissions.

     * Participants will obtain full investment use of funds, because the Plan provides for fractional shares as well as whole shares to be credited to the Participants' accounts. Fractional shares earn dividends just like whole shares when held in the Plan account. (See No. 11 below.)

     * Participants may avoid cumbersome safekeeping and record keeping costs through the free custodial and reporting services furnished by the Plan. Shares are held in "Book Entry" form and regular statements of account are provided by the Plan Administrator. (See No. 17 below.)

     * Participants benefit because the Corporation pays all of the administrative costs of the Plan. (See No. 15 below.)

3.   Who administers the Plan for Participants?

     Norwest Bank Minnesota, National Association ("Norwest") administers the Plan, as "Plan Administrator." In such capacity, the Plan Administrator sends periodic statements of account to Participants and performs other administrative duties relating to the Plan. Shares purchased for a Participant under the Plan are held by the Plan Administrator and registered in its name. (See No. 17 below.)

     Any notices, questions or other communications relating to the Plan should include the Participant's account number and tax identification number and should be addressed to:

                Norwest Shareholder Services
                  Investment Plan Services
                   Post Office Box 64856
               St. Paul, Minnesota 55164-0856

     Participants who have questions regarding the Plan also may contact the Plan Administrator at 1-800-468-9716.

Participation

4.   Who is eligible to participate in the Plan?

     Generally, record holders of Common Stock of the Corporation are eligible to participate in the Plan. However, the Corporation may refuse to offer the Plan to various shareholders of the Corporation as follows: 1) those who are residents of a state that may require registration, qualification or exemption of the Common Stock to be issued under the Plan, or registration or qualification of the Corporation or any of its officers or employees as a broker, dealer, salesman or agent where the Plan Administrator determines, in its discretion, that the number of shareholders or number of shares held does not justify the expense of registration, fees, etc. in said state(s); 2) those whose shares are registered in the name of a nominee, such as a brokerage firm or securities depository, unless such shares are first transferred into the record name of the beneficial owner; and 3) those shareholders who beneficially own five percent (5%) or more of the Corporation's outstanding Common Stock, as determined by the Plan Administrator, in its sole discretion.

     Subject to the limitations in the paragraph immediately above and without limiting the generality of this statement, Participants in the Plan may make voluntary cash payments of not less than One Hundred Dollars ($100.00) or more than Five Thousand Dollars ($5,000.00) per quarter. (See No. 13 below.)

5. How does an eligible shareholder become a Participant in the Plan?

     An eligible shareholder may join the Plan at any time by completing and signing the authorization form included with the Prospectus (the "Authorization Form") and returning it to the Plan Administrator. A postage-paid envelope is provided, with the Prospectus, for that purpose. Additional Authorization Forms may be obtained, at any time, from the Plan Administrator. A properly completed Authorization Form must be received before a dividend record date in order for the dividends payable to shareholders of record on that date to be reinvested in the Corporation's Common Stock under the Plan. If an Authorization Form is received from a shareholder after the record date established for a particular dividend, the reinvestment of dividends may begin with the next dividend, provided the shareholder is still a shareholder of record on the record date with respect to the next dividend.

     Historically, dividends declared on the Common Stock have been declared and paid on a quarterly basis. The Corporation's
Board of Directors reserves the right to change dividend record and payment dates, if and when dividends are declared.

6. Does a shareholder have to authorize dividend reinvestment on all shares of Common Stock to participate in the Plan?

     No. All holders of record of the Corporation's Common Stock are eligible to participate in the Plan, except as discussed in No. 4 above. To participate in the Plan record holders of Common Stock may participate with respect to any or all shares of Common Stock that they hold, as long as, they participate with respect to at least one share of Common Stock and arrange to have the dividends on all such share(s) reinvested under the Plan by completing the Authorization Form and sending the form to the Plan Administrator.

Purchases

7.   How are shares of Common Stock acquired under the Plan?

     Cash dividends payable on the Corporation's Common Stock held by persons participating in the Plan will be paid to the Plan Administrator. The dividends paid to the Plan Administrator will not include any applicable taxes withheld by the Corporation. The Plan Administrator will pool these cash dividends together with all voluntary cash payments received and, with respect to shares to be purchased on the open market, will transfer them to an independent purchasing agent (the "Purchasing Agent"), who will be a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and may be a bank, trust company, brokerage firm, or other independent fiduciary, as selected by the Corporation's Board of Directors. Aside from transferring funds to the Purchasing Agent, neither the Corporation nor the Plan Administrator shall have any influence on the manner, methods or timing of shares acquired in open market transactions. The Purchasing Agent will use the funds to purchase shares of the Corporation's Common Stock on the open market for the Plan accounts of the Participants. Alternatively, the Plan Administrator will, if so directed by the Corporation, acquire shares directly from the Corporation, or pursuant to negotiated transactions. A combination of the foregoing methods may be used, as the Plan Administrator directs. Shares purchased from the Corporation will be authorized but unissued shares of Common Stock. In any event, each Participant's account will be credited with a pro rata share of such purchased shares.

8. When will shares of Common Stock be purchased under the Plan?

     Cash dividends will be used to purchase Common Stock as soon as reasonably possible after the applicable dividend payment date, but not more than thirty (30) days after such date.

     Voluntary cash payments will be accepted for investment, and will be invested, only in connection with a dividend payment date. Voluntary cash contributions may vary from one dividend date to another. Because participants will not be credited with interest on their voluntary cash payments prior to investment and because the Plan Administrator is prohibited from holding such voluntary cash payments for extended periods of time prior to investing them, participants are strongly encouraged to submit their voluntary cash payments as near as possible to the applicable dividend payment date. For investment of a voluntary cash payment to occur on a particular investment date, the voluntary cash payment must be received by the Plan Administrator within thirty (30) days prior to the corresponding dividend payment date, allowing adequate time for the checks or other drafts to clear prior to the corresponding dividend payment date. Voluntary cash contributions will not be deemed to have been made by a participant or received by the Plan Administrator until the funds so contributed are actually collected. Interest will not be paid on cash contributions. Payments received more than thirty (30) days prior to a dividend payment will be returned.

     Purchases of Common Stock in the open market or in negotiated transactions may occur over one or more trading days.

9. At what price will shares of Common Stock be purchased under the Plan?

     For purchases of shares of Common Stock in the open market, or in negotiated transactions, the purchase price will be the fair market value of the Common Stock as of the Investment Date. The Investment Date is the day during a month on which a dividend is payable, and in any other month, the 15th day of such month, or in any case, if such day is not a business day on which securities are traded, then the next following business day on which securities are traded. The purchase price of the Common Stock purchased under the Plan in open market and/or in negotiated transactions will be the Participant's pro rata share of the actual costs (excluding brokerage commissions, if any) incurred by the Plan Administrator for such purchases. For shares of Common Stock purchased from the Corporation, the purchase price will be the fair market value of the Common Stock, as of the applicable Investment Date. In the event of purchases of Common Stock from the Corporation and in the open market and/or negotiated transactions, the purchase price per share of

Common Stock to be charged to each Participant will be based on the weighted averages of the prices of all shares purchased. Each Participant's account will be credited with the number of whole and fractional shares calculated to three (3) decimal places, equal to the amount to be invested for the Participant divided by the applicable purchase price.

     If the Common Stock is listed on an established organized stock exchange, the fair market value will be the closing price per share for the Common Stock on such stock exchange on the applicable date or, if no sale of the Common Stock occurred on such stock exchange on that date, the closing price per share for the Common Stock on such exchange on the next day on which a sale of Common Stock occurred. If the Common Stock is not listed on an established exchange but is listed in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ/NMS"), the fair market value will be the average of the highest and lowest trading prices per share for the Common Stock on the applicable date or, if no trade of the Common Stock occurred in said National Market System on that date, the average of the highest and lowest trading prices per share for the Common Stock on the next day on which the Common Stock was traded in said National Market System. If the Common Stock is not listed on an established stock exchange or in the NASDAQ/NMS but is quoted on a system maintained by the National Association of Securities Dealers, Inc. ("NASD"), the fair market value will be the average of the closing dealer bid and asked prices per share for the Common Stock quoted on such system on the applicable date or, if no such bid and asked prices are quoted on such system on that date, the average of the closing dealer bid and asked prices for the Common Stock quoted on such system on the most recent previous day on which such prices were so quoted. If the Common Stock is not listed on an established stock exchange or in the NASDAQ/NMS, or quoted in a system maintained by the NASD, the fair market value will be the average of the lowest bid and highest asked prices per share for the Common Stock quoted on the applicable date by one or more brokerage firms selected by the Plan Administrator which then make a market in the Common Stock or, in the absence of any such bid and asked prices quoted on such date, the quoted per share price (or average of the quoted per share prices, if several), whether bid or asked, for the Common Stock reported on that date or, failing this, on the most recent previous date on which such quotes are available.

10. How many shares of Common Stock will be purchased for Participants?

     The number of shares purchased for each Participant will depend on the amount of dividends to be reinvested in a Participant's account, the amount of any voluntary cash payments and the applicable purchase price of the Common Stock (See No. 9 above). Each Participant's account will be credited with that number of shares, including any fractional interest computed to three (3) decimal places, equal to the total amount to be invested divided by the applicable purchase price as described in No. 9 above.

11. Will cash dividends on shares held in a Participant's account be used to purchase additional shares under the Plan?

     Yes. If and when the Corporation declares cash dividends to the record holders of shares of its Common Stock, the Plan Administrator will credit each Participant's account with such dividends, and all such dividends will be automatically reinvested in additional shares of Common Stock, thereby compounding each Participant's investment. Fractional shares held under the Plan for a Participant's account will receive dividends in the same way as a whole share, but in proportion to the size of the fractional share.

Voluntary Cash Payments

12.  Who is eligible to make voluntary cash payments?

     All record holders of Common Stock who elect to have dividends reinvested and who are eligible to participate, in accordance with the provisions of the Plan, may also elect to make voluntary cash payments.

13.  What are the limitations on voluntary cash payments?

     Participants are strongly encouraged to submit any voluntary cash payments as near as possible to the applicable dividend payment date (See No. 8 above). Voluntary cash payments received too early or too late will be returned to participants.

     Voluntary cash payments may not be less than One Hundred Dollars ($100.00) or more than Five Thousand Dollars ($5,000.00) per quarter. The Corporation reserves the right, in its sole discretion, to determine whether voluntary cash payments are made on behalf of an eligible participant.

14.  How does the voluntary cash payment option work?

     A voluntary cash payment may be made by enclosing a check or money order with the executed Authorization Form (for new participants) or by forwarding a check or money order to the Plan Administrator with a payment form that will accompany each statement of account. Checks and money orders should be made payable to "Shareholder Services" and should include the Participant's account number and taxpayer identification number. Additional payment forms may be obtained from the Plan Administrator.

     Any voluntary cash payment received by the Plan Administrator within the period, described in No. 8 and No. 13 above, will be applied to the purchase of shares of Common Stock on the following investment date at a price determined in accordance with the provisions of the Plan. No interest will be paid on voluntary cash payments held by the Plan Administrator prior to the respective investment date.

Costs

15. Are there any expenses to Participants in connection with PURCHASES under the Plan?

     No. Participants are not obligated to pay any brokerage commissions or other charges with respect to PURCHASES of Common
Stock under the Plan.

     A Participant who requests that the Plan Administrator SELL shares of Common Stock held in the Participant's account in the Plan incurs a $5.00 service fee and is required to pay brokerage fees, if any, incurred in connection with the sale. If a Participant pays the fee in advance when notice of sale is made, then the fee will not be deducted from the proceeds of the sale (See No. 19 and No. 21 below). All other costs of administration of the Plan are paid by the Corporation.

Reports to Participants

16.  What kind of reports are sent to Participants in the Plan?

     The Plan Administrator maintains a separate account for each Participant. Each Participant in the Plan receives a statement of account subsequent to each dividend payment date describing cash dividends, the number of shares purchased, the amount of voluntary cash payments made by the Participant, the price per share and total shares accumulated under the Plan. These statements provide a continuing record of the dates and costs of purchases on a quarterly basis and should be retained for income tax purposes. In addition, Participants receive the Corporation's annual and quarterly reports to shareholders, notices of shareholder meetings, proxy statements, and Internal Revenue Service information for reporting dividends paid and commission expenses paid on their behalf.

Certificates for Shares

17. Are certificates to be issued for shares of Common Stock purchased under the Plan?

     Generally not. The custodial, or "Book Entry" method of holding shares is a safekeeping feature that protects against loss, theft, or destruction of stock certificates. It is also a more economical way for the Plan Administrator to administer the Plan. Certificates for shares purchased for a Participant's account under the Plan will not be issued unless the Participant:
(i) specifically requests in writing that such certificates be issued; (ii) withdraws shares from his or her Plan account and requests that such shares be sold on his or her behalf; or (iii) terminates participation in the Plan and does not request such shares to be sold on his or her behalf. A $5.00 service fee is payable by Participants upon withdrawal or termination from the Plan. If the fee is not paid in advance when the withdrawal or termination is requested, the fee will be deducted from the Participant's account.

Withdrawal of Shares in Plan Accounts

18. How may a Participant withdraw shares purchased under the Plan?

     A Participant may withdraw from participation in the Plan any or all of the whole shares of Common Stock credited to his or her account by submitting written notification to the Plan Administrator at the address shown in No. 3 above. Whole shares of Common Stock withdrawn from the Plan will be issued through a certificate in the name of the Participant and dividends will no longer be reinvested. Any notice of withdrawal received from a Participant less than one business day before a dividend record date will not be effective until the Participant's dividends paid on that date have been reinvested and the shares credited to the Participant's account. Any fractional interest withdrawn will be liquidated by the Plan Administrator on the basis of the then current fair market value of the Common Stock and a check issued for the proceeds thereof. In no case will certificates representing a fractional interest be issued.

19.  May a Participant elect to have the withdrawn shares sold?

     Yes. Participants may request the Plan Administrator to sell the shares withdrawn from the Plan. The request to sell received from a Participant less than one business day before a dividend record date will not be effective until the Participant's dividends paid on that date have been reinvested and the shares credited to the Participant's account. Participants should specify in their written notification of withdrawal if the Plan Administrator is to cause the sale of the withdrawn shares.

     The Plan Administrator will direct the Purchasing Agent to execute a sale order providing for the sale of such shares, within thirty (30) days of receipt of the notice, and to deliver to the Participant a check for the proceeds of the sale, less: any brokerage commissions; a $5.00 service fee; applicable withholding taxes; and transfer taxes (if any) incurred in connection with the sale. A request for shares to be sold must be signed by all persons in whose names the account appears.

     Any fractional interest withdrawn will be liquidated by the Plan Administrator on the basis of the then current market value of the Common Stock and a check issued for the proceeds thereof. In no case will certificates representing a fractional interest be issued.

     Participants who withdraw all of the whole and fractional shares from their accounts will be treated as having terminated participation in the Plan and will incur a $5.00 service fee to execute a sale order. (See No. 21 below.)

Discontinuation of Dividend Reinvestment

20. How does a Participant discontinue participation under the Plan?

     Participants may terminate their participation in the Plan at any time by sending written notice to the Plan Administrator. When a Participant terminates his or her participation in the Plan, the Plan Administrator will deliver to the Participant a certificate for whole shares credited to the Participant's account under the Plan, and a check representing: a) uninvested dividends, if any, held by the Plan Administrator for the Participant under the Plan, and; b) the value of any fractional share based on the then current fair market value per share of the Corporation's Common Stock. Any notice of termination received less than one business day prior to a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the Participant's account. There is a $5.00 service fee to terminate participation in the Plan.

21. May a Participant request shares to be sold when terminating participation?

     Yes. The request should be in writing for all of the whole shares to be sold. Such a request must be signed by each person in whose name the Plan account appears. On receipt of the request, the Plan Administrator will direct the Purchasing Agent to proceed in the same manner as set forth in No. 19 above. A check will be issued in lieu of the issuance of any fractional share based on the then current fair market value per share of the Corporation's Common Stock. Any Participant who elects to terminate his or her participation in the Plan and directs the Plan Administrator to sell the shares held in his or her account will incur a $5.00 service fee.

Federal Income Tax Information

22. What are the federal income tax consequences of participation in the Plan?

     For federal income tax purposes, a Participant in the Plan will be treated as having received, on the dividend payment date, the full amount of dividends allocable to such Participant, regardless of whether such dividends are actually paid in cash, withheld for the payment of taxes, or invested in additional shares of Common Stock pursuant to the Plan. Additionally, the Participant will be deemed to have received taxable income in the amount of commissions and other brokerage expenses paid in purchasing shares on the Participant's behalf. The per share tax basis of shares acquired for a Participant under the Plan will be the price per share reported on the periodic statement of account supplied to each Participant after each applicable Investment Date, adjusted to include the amount of commissions and other brokerage expenses paid on behalf of the Participant, as reported in the Internal Revenue Service information referred to in No. 16 above.

     The holding period for shares acquired pursuant to the Plan will begin on the day after the date the shares are acquired for a Participant's account. When a Participant is subject to federal income tax withholding on dividends, and when foreign Participants' taxable income under the Plan is subject to federal income tax withholding, dividends will be reinvested net of the amount of tax withheld under applicable law.

     The Corporation believes that Participants will not realize any taxable income upon receipt of certificates for whole shares credited to their account, either upon the withdrawal of shares from the Plan or upon termination of participation in the Plan.
A Participant who sells or exchanges shares previously received from the Plan, or who directs the Plan Administrator to sell his or her Plan shares, may, however, recognize gain or loss. A Participant will also likely be required to recognize gain or loss upon the receipt of a cash payment for a fractional share credited to the Participant's account upon withdrawal of shares from the Plan. The amount of gain or loss in either case will be the difference between the amount the Participant receives for the Plan shares or fractional share and the Participant's tax basis in such shares or fractional share.

     Participants who purchase Common Stock under the Plan with voluntary cash payments should not be required to recognize income in connection with such purchases. The tax basis of shares purchased under these circumstances will be equal to the purchase price as adjusted for the amount of commission expenses paid on behalf of the Participants. The holding period for such shares will commence on the day after the shares are acquired.

     Dividends reinvested under the Plan by corporate shareholders may be eligible for the dividends-received deduction.

     The foregoing summary is based upon an interpretation of current federal income tax laws, and assumes that dividends paid by the Corporation will be from its earnings and profits. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE PARTICULAR TAX CONSEQUENCES, INCLUDING STATE TAX CONSEQUENCES, WHICH MAY RESULT FROM PARTICIPATION IN THE PLAN, AND ANY SUBSEQUENT DISPOSAL OF SHARES ACQUIRED PURSUANT TO THE PLAN.

Other Information

23. What happens if the Corporation declares a stock dividend or a stock split?

     The Common Stock in a Participant's account will be adjusted to give effect to the stock dividend or stock split. In such event, the number of shares available for issuance under the Plan shall likewise be adjusted.

24. How will the shares credited to a Participant's account be voted at a meeting of shareholders?

     Participants will receive a proxy which will enable them to vote whole shares and fractional interests registered in their name and will enable them to direct the Plan Administrator how to vote whole shares and fractional interests credited to their Plan account. Shares held by the Plan Administrator for the account of a Participant who does not properly return a proxy will not be voted. Participants will vote shares registered in their own names directly, or by proxy, as they have in the past.

25. What are the responsibilities and liabilities of the Corporation and the Plan Administrator?

     The Corporation and the Plan Administrator shall not be liable for any act taken in good faith or for any good faith omission to act, including without limitation, any claims of liability: (a) arising out of failure to terminate a Participant's account upon his or her death; (b) with respect to the prices at which shares of the Corporation's Common Stock are purchased or sold, the times when or the manner in which such purchases or sales are made, the decision whether to purchase such shares of Common Stock on the open market or from the Corporation, fluctuations in the market value of the Common Stock; and (c) any matters relating to the operation or management of the Plan.

     All transactions in connection with the Plan will be governed by the laws of the Commonwealth of Pennsylvania.

26.  May the Plan be modified or discontinued?

     Yes. The Corporation, in its discretion, may modify, suspend, or terminate the Plan and will endeavor to notify
Participants of any such suspension, termination, or modification. The Corporation may terminate, for whatever reason, at any time, as it may determine, in its sole discretion, a Participant's participation in the Plan, after mailing a notice of intention to terminate to the Participant at the address as it appears on the Plan Administrator's records.

27. May Participants pledge shares held in their account under the Plan?

     No. Shares credited to a Participant's account under the Plan may not be pledged or assigned, nor may any rights or interests under the Plan be transferred, pledged or assigned, and any purported pledge, assignment or transfer shall be void. Participants who wish to pledge or assign their shares held under the Plan must withdraw those shares from the Plan.

                        USE OF PROCEEDS

     The Corporation does not know the number of common shares that will ultimately be purchased under the Plan or the prices at which such shares will be purchased. To the extent that shares are purchased from the Corporation, and not in the open market, the Corporation intends to add the proceeds it receives from such sales to its general funds to be used for general corporate purposes, including, without limitation, investments in and advances to the Corporation's subsidiaries.

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his or her office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The bylaws of the Corporation provide for (1) indemnification of directors, officers, employees, and agents of the Corporation and of its subsidiaries, and (2) the elimination of a director's liability for monetary damages, to the full extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Corporation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

                            EXPERTS

     The audited consolidated financial statements of the Corporation incorporated in this Prospectus and Registration Statement by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, were audited by Parente, Randolph, Orlando, Carey & Associates, independent certified public accountants, whose report thereon contained in such Annual Report on Form 10-K is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report of Parente, Randolph, Orlando, Carey & Associates given upon the authority of such firm as experts in auditing and accounting.

     The common shares of the Corporation offered hereby are not the obligation of, or guaranteed or endorsed by, any bank. They do not constitute a bank deposit and are not federally insured or protected by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Office of the Comptroller of the Currency or any other governmental agency. Investment in common shares of the Corporation, as with any investment in common stock, involves investment risks, including the possible loss of principal.

                         LEGAL OPINION

     The legality of Common Stock covered hereby has been passed upon for the Corporation by Shumaker Williams, P.C., Special
Corporate Counsel.
                       __________________

     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been made by the Corporation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Corporation since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

          PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution*
          -------------------------------------------

          Registration Fee          $  1,575.76
                                     ----------
          Blue Sky Fees                  500.00
                                     ----------
          Legal Fees and Expenses      5,000.00
                                     ----------
          Printing Fees and Postage    1,000.00
                                     ----------
          Miscellaneous                  100.00
                                     ----------
                                    $  8,175.76
                                     ==========
*Estimated.

Item 15.  Indemnification of Directors and Officers.
          ------------------------------------------

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his or her office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The bylaws of the Corporation provide for (1) indemnification of directors, officers, employees, and agents of the Corporation and of its subsidiaries, and (2) the elimination of a director's liability for monetary damages, to the full extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Corporation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that, in the
opinion of the Securities and Exchange   Commission, such
indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 16.    Exhibits
            --------

     The following exhibits are included in this Registration
Statement.

Exhibit Number
--------------

   4.1   Articles of Incorporation of Mid Penn Bancorp, Inc.
         (Incorporated by reference to Exhibit 3(i) to Registrant's Annual Report on Form 10-K, filed with the
         Commission on March 31, 1997).

   4.2 Bylaws of Mid Penn Bancorp, Inc.(Incorporated by reference to Exhibit 3(ii) to Registrant's
         Annual Report on Form 10-K, filed with the Commission on March 31, 1997).

   5     Opinion of Shumaker Williams, P.C., of Camp Hill,
         Pennsylvania, Special Counsel to Registrant re:
         legality of securities.

  23.1   Consent of Parente, Randolph, Orlando, Carey &
         Associates, Independent Auditors.

  23.2   Consent of Shumaker Williams, P.C., Special Counsel to
         Registrant, included in  Exhibit 5.

  24 Power of Attorney given by the Officers and Directors of the Registrant (Included on Signature Page).

  99.1   Mid Penn Bancorp, Inc. Amended and Restated Dividend
         Reinvestment Plan.

  99.2   Mid Penn Bancorp, Inc. Authorization Form for Amended
         And Restated Dividend Reinvestment Plan.

  99.3   Letter to Participant's in the Amended and Restated
         Dividend Reinvestment Plan.

Item 17.   Undertakings.
           -------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Millersburg, Commonwealth of Pennsylvania on November 3, 1997.

                              Mid Penn Bancorp, Inc.

                              /s/ Eugene F.  Shaffer
                              ---------------------------------
                              Eugene F. Shaffer
                              President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                     POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene F. Shaffer and Gerald D. Schoffstall, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                   Capacity                      Date
----                   --------                      ----

/s/ Eugene F.  Shaffer
----------------------
Eugene F. Shaffer      Chairman of the Board     November 3, 1997
                       of Directors, President,
                       Chief Executive Officer
                       and Director (principal
                       executive officer)

/s/ Gerald D.  Schoffstall
----------------------
Gerald D. Schoffstall  Treasurer (principal     November 3, 1997
                       financial and accounting
                       officer)

/s/ Jere M.  Coxon
----------------------
Jere M. Coxon          Director                 November 3, 1997

/s/ Alan W.  Dakey
----------------------
Alan W. Dakey          Director                 November 3, 1997

/s/ Earl R.  Etzweiler
----------------------
Earl R. Etzweiler      Director                 November 3, 1997

/s/ Charles F.  Lebo
----------------------
Charles F. Lebo        Director                 November 3, 1997

/s/ Warren A.  Miller
----------------------
Warren A. Miller       Director                 November 3, 1997

/s/ William G.  Nelson
----------------------
William G. Nelson      Director                 November 3, 1997

/s/ Edwin D.  Schlegel
----------------------
Edwin D. Schlegel      Director                 November 3, 1997

/s/ Guy J.  Snyder, Jr.
----------------------
Guy J. Snyder, Jr.     Director                 November 3, 1997

                        INDEX TO EXHIBITS
                        -----------------

   Exhibit                                      Sequential Page
    Index                                      Number in Manually
   Number                                      Signed Original
   ------                                      ---------------

    4.1     Articles of Incorporation
            of Mid Penn Bancorp, Inc.
            (Incorporated by reference
            to Exhibit 3(i) to Registrant's
            Annual Report on Form 10-K, for
            the year ended December 31, 1996,
            and filed with the Commission on
            March 31, 1997).

    4.2     Bylaws of Mid Penn Bancorp, Inc.
            (Incorporated by reference to
            Exhibit 3(ii) to Registrant's
            Annual Report on Form 10-K,
            for the year ended December 31,
            1996, and filed with the Commission
            on March 31, 1997).

    5       Opinion of Shumaker Williams, P.C.,          23
            of Camp Hill, Pennsylvania, re:
            legality of securities.

    23.1    Consent of Parente, Randolph, Orlando,       26
            Carey & Associates,Independent Auditors.

    23.2    Consent of Shumaker Williams, P.C.,
            included in Exhibit 5.

    24      Power of Attorney given by the
            Officers and Directors of the Registrant
            (Included on Signature Page).

    99.1    Mid Penn Bancorp, Inc. Amended and           28
            Restated Dividend Reinvestment Plan.

    99.2    Mid Penn Bancorp, Inc. Authorization         36
            Form for Amended and Restated Dividend
            Reinvestment Plan.

    99.3    Letter to Participants in Amended and        39
            Restated Dividend Reinvestment Plan.